Exhibit 99.1

On August 3, 2012, XPO Logistics, Inc. (“XPO Logistics” or the “Company”) acquired the freight brokerage operations of Kelron Corporate Services Inc. and certain affiliated companies, which operate a non-asset-based, third party logistics business in Toronto, Ontario, Montreal, Quebec, Vancouver, British Columbia, and Cleveland, Ohio. The purchase was completed through two related transactions (collectively the “Transactions”): XPO’s wholly-owned subsidiary, XPO Logistics Canada Inc., an Ontario corporation (“XPO Canada”), entered into a Share Purchase Agreement, dated August 3, 2012 (the “Share Purchase Agreement”), with 1272387 Ontario Inc., 1272393 Ontario Inc., Keith Matthews and Geoff Bennett (collectively, the “Share Sellers”), pursuant to which XPO Canada purchased all of the outstanding capital stock of Kelron Corporate Services Inc. Contemporaneously with the execution of the Share Purchase Agreement, XPO Logistics, LLC, a Delaware limited liability company and wholly-owned subsidiary of XPO Logistics (“XPO LLC”), entered into an Asset Purchase Agreement, dated August 3, 2012 (the “Cleveland Agreement” and together with the Share Purchase Agreement, the “Purchase Agreements”), with Kelron Distribution Systems (Cleveland) LLC (“Kelron Cleveland”), a Delaware limited liability company, Geoff Bennett and Keith Matthews (collectively, the “Asset Sellers” and together with the Share Sellers, the “Sellers”), pursuant to which XPO LLC purchased substantially all of the assets of Kelron Distribution Systems (Cleveland) LLC. The total consideration payable under the Purchase Agreements for XPO Canada and Kelron Cleveland (collectively “Kelron”) was approximately $8.0 million, payable in cash, deferred payments (including an escrow), and assumption of certain indebtedness. The assets purchased under the Cleveland Agreement included rights under certain contracts, intellectual property, office equipment, account receivables, and other related assets.

The following unaudited pro forma condensed combined financial statements and related notes combine the historical consolidated balance sheets and statements of operations of XPO Logistics and the combined balance sheets and statements of operations of Kelron. XPO Logistics has a fiscal year end as of December 31, and Kelron has a fiscal year end as of March 31. For purposes of preparing the unaudited pro forma condensed combined financial statements, as permitted by SEC rules and regulations, XPO Logistics has combined the XPO Logistics condensed consolidated statement of operations for the twelve months ended December 31, 2011 and six months ended June 30, 2012 with Kelron’s statement of operations for the twelve months ended March 31, 2012 and six months ended March 31, 2012, respectively.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 and the six months ended June 30, 2012 give effect to the Transactions as if they had occurred on January 1, 2011. The unaudited pro forma condensed combined balance sheet assumes that the Transactions were completed on June 30, 2012. The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of XPO Logistics as of and for the six months ended June 30, 2012 were derived from its unaudited condensed consolidated financial statements as of June 30, 2012 (as filed on Form 10-Q with the SEC on August 7, 2012). The unaudited pro forma condensed combined statement of operations of XPO Logistics for the twelve months ended December 31, 2011 was derived from the audited consolidated financial statements of XPO Logistics for the year ended December 31, 2011 (as filed on Form 10-K with the SEC on March 1, 2012). The unaudited pro forma condensed combined statement of operations of Kelron as of and for the six months ended March 31, 2012 were derived from its combined financial statements as of and for the year ended March 31, 2012. The unaudited pro forma condensed combined balance sheet and condensed combined statement of operations of Kelron for the twelve months ended March 31, 2012 were derived from the audited combined financial statements of Kelron for the twelve months ended March 31, 2012.

In order to present a pro forma condensed combined statement of operations for the six month period ended June 30, 2012 that would be comparable to that of the XPO Logistics, it was necessary for Kelron to prepare unaudited results for the six months ended March 31, 2012. Accordingly, the accompanying unaudited pro forma condensed combined statements of operations present results for overlapping periods. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 presents Kelron’s unaudited condensed consolidated statement of operations for the six months ended March 31, 2012. This same period is presented again as the last six months in the unaudited consolidated statement of operations for the twelve months ended December 31, 2011.

The historical consolidated financial information of XPO Logistics and combined financial information of Kelron have been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information should be read in conjunction with the accompanying notes to the unaudited pro forma condensed combined financial statements.

The historical combined financial statements of Kelron have been prepared in accordance with Canadian GAAP. In certain respects U.S. GAAP differs from Canadian GAAP. A summary of the differences between U.S. GAAP and Canadian GAAP applicable to Kelron’s audited combined financial statements is included in the footnotes to Kelron’s combined financial statements as of and for the twelve months ended March 31, 2012, which are part of this Form 8-K/A filing. The unaudited pro forma condensed combined financial statements reflect adjustments to present Kelron’s historical information under U.S. GAAP. The translations of the historical Kelron combined financial statements from Canadian Dollars ($CAD) to U.S. Dollars ($USD) used in the preparation of these unaudited pro forma condensed combined financial statements are as follows:

•	Kelron’s condensed combined balance sheet as of March 31, 2012 translated to $USD using a spot rate of $0.997, which approximates the $CAD to $USD conversion rate at March 31, 2012.

•

Kelron’s condensed combined statement of operations for the six months ended March 31, 2012, translated to $USD using an average rate of $1.013, which approximates the $CAD to $USD conversion rate for the six months ended March 31, 2012.

•

Kelron’s condensed combined statement of operations for the twelve months ended March 31, 2012, translated to $USD using an average rate of $0.993, which approximates the $CAD to $USD conversion rate for the twelve months ended March 31, 2012.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not intended to represent or be indicative of what the combined company’s financial position or results of income actually would have been had the acquisition been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company. The unaudited pro forma condensed combined financial information does not include the impacts of any revenue, cost or other operating synergies that may result from the Kelron acquisition. In connection with the acquisition of Kelron, XPO Logistics incurred certain insignificant transaction costs which are not included in the unaudited pro forma condensed combined financial statements.

XPO Logistics, Inc

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2012

(In thousands)

`	XPO	Kelron					Pro Forma Adjustments 2(b)		Pro Forma Combined
	Historic	Historic in $CAD, Canadian GAAP	US GAAP Adjustments 2(a)		Historic in $CAD, US GAAP	Historic in $USD, US GAAP
ASSETS
Cash	190,712	81			81	81	(4,681	)(2)(3)	186,112
Accounts receivable, net of allowances	30,834	9,719			9,719	9,748	—		40,582
Prepaid expenses	732	113			113	113	—		845
Deferred tax asset, current	46	—			—	—	—		46
Income taxes receivable	2,497	—			—	—	—		2,497
Other current assets	719	—			—	—	—		719

Total current assets	225,540	9,913	—		9,913	9,942	(4,681)		230,801

Property, plant and equipment, net of accumulated depreciation	6,694	663			663	665	—		7,359
Goodwill	19,084	1,050			1,050	1,053	2,465	(4)	22,602
Identifiable intangible assets, net of accumulated amortization	8,902	—			—	—	1,895	(5)	10,797
Other long-term assets	511	2,958			2,958	2,967	(2,967	)(6)	511
Total long-term assets	35,191	4,671	—		4,671	4,685	1,393		41,269

Total assets	260,731	14,584	—		14,584	14,627	(3,288)		272,070

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	8,329	8,143			8,143	8,167	—		16,496
Accrued salaries and wages	1,177	—			—	—	—		1,177
Accrued expenses, other	6,196	—			—	—	—		6,196
Current maturities of long-term debt and capital leases	28	2,976			2,976	2,985	(2,985	)(3)	28
Other current liabilities	1,026	740			740	742	—		1,768

Total current liabilities	16,756	11,859	—		11,859	11,894	(2,985)		25,665

Long-term debt and capital leases, net of current maturities	103	—			—	—	930	(7)	1,033
Deferred tax liability, long-term	3,395	—	1,004	(1)	1,004	1,007	493	(8)	4,895
Other long-term liabilities	2,130	3,310			3,310	3,320	(3,320	)(6)	2,130

Total long-term liabilities	5,628	3,310	1,004		4,314	4,327	(1,897)		8,058

Stockholders’ equity:
Preferred stock	42,794	—			—	—	—		42,794
Common stock	17	—			—	—	—		17
Additional paid-in capital	241,962	—			—	—	—		241,962
Treasury stock	(107)	—			—	—	—		(107)
Accumulated (deficit) earnings	(46,319)	2	(1,004	)(1)	(1,002)	(1,005)	1,005	(9)	(46,319)
Noncontrolling Interest	—	(587)			(587)	(589)	589	(9)	—

Total stockholders’ equity	238,347	(585)	(1,004)		(1,589)	(1,594)	1,594		238,347

Total liabilities and stockholders’ equity	260,731	14,584	—		14,584	14,627	(3,288)		272,070

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Six Months Ended June 30, 2012

(In thousands, except for per share data)

	XPO	Kelron					Pro Forma Adjustments 3(b)		Pro Forma Combined
	Historic	Historic in $CAD, Canadian GAAP	US GAAP Adjustments 3(a)		Historic in $CAD, US GAAP	Historic in $USD, US GAAP

Revenue
Operating revenue	99,100	49,265			49,265	48,647	—		147,747
Expense
Direct expense	83,861	43,226			43,226	42,684	—		126,545

Gross Margin	15,239	6,039	—		6,039	5,963	—		21,202
Selling, general and administrative expenses	22,831	6,307			6,307	6,228	106	(2)	29,165

Operating (loss) income	(7,592)	(268)	—		(268)	(265)	(106)		(7,963)
Other (income) expense	5	—			—	—	—		5
Interest expense	15	127			127	125	(114	)(3)	26
Gain (loss) on foreign currency translation	—	101			101	100			100

(Loss) income before income tax provision	(7,612)	(294)	—		(294)	(290)	8		(7,894)
Income tax provision/(benefit)	259	52	(99	)(1)	(47)	(46)	2	(4)	215

Net (loss) income	(7,871)	(346)	99		(247)	(244)	6		(8,109)
Undeclared cumulative preferred dividends	(1,500)	—			—	—	—		(1,500)
Preferred stock beneficial conversion charge and dividends	—	—			—	—	—		—

Net (loss) income available to common shareholders	(9,371)	(346)	99		(247)	(244)	6		(9,609)

Basic earnings per common share		—
Income from continuing operations	(0.56)	—					—		(0.58)
Net (loss) income	(0.56)	—	—		—	—	—		(0.58)
Diluted earnings per common share		—
Income from continuing operations	(0.56)	—					—		(0.58)
Net (loss) income	(0.56)	—	—		—	—	—		(0.58)
Weighted average common shares outstanding		—
Basic weighted average common shares outstanding	16,629	—					—		16,629
Diluted weighted average common shares outstanding	16,629	—					—		16,629

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

XPO Logistics, Inc

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Twelve Months Ended December 31, 2011

(In thousands, except for per share data)

	XPO	Kelron					Pro Forma Adjustments 3(b)		Pro Forma Combined
	Historic	Historic in $CAD, Canadian GAAP	US GAAP Adjustments 3(a)		Historic in $CAD, US GAAP	Historic in $USD, US GAAP

Revenue
Operating revenue	177,076	100,358			100,358	101,076	—		278,152
Expense
Direct expense	147,298	88,493			88,493	89,126	—		236,424

Gross Margin	29,778	11,865	—		11,865	11,950	—		41,728
Selling, general and administrative expenses	28,054	12,943			12,943	13,036	210	(2)	41,300

Operating (loss) income	1,724	(1,078)	—		(1,078)	(1,086)	(210)		428
Other (income) expense	56	—			—	—	—		56
Interest expense	191	232			232	234	(211	)(3)	214
Gain (loss) on foreign currency translation	—	111			111	112	—		112

(Loss) income before income tax provision	1,477	(1,199)	—		(1,199)	(1,208)	1		270
Income tax provision/(benefit)	718	82	(198	)(1)	(116)	(117)	—	(4)	601

Net (loss) income	759	(1,281)	198		(1,083)	(1,091)	1		(331)
Undeclared cumulative preferred dividends	—	—			—	—	—		—
Preferred stock beneficial conversion charge and dividends	(45,336)	—			—	—	—		(45,336)

Net (loss) income available to common shareholders	(44,577)	(1,281)	198		(1,083)	(1,091)	1		(45,667)

Basic earnings per common share
Income from continuing operations	(5.41)	—					—		(5.54)
Net (loss) income	(5.41)	—	—		—	—	—		(5.54)
Diluted earnings per common share		—
Income from continuing operations	(5.41)	—					—		(5.54)
Net (loss) income	(5.41)	—	—		—	—	—		(5.54)
Weighted average common shares outstanding		—
Basic weighted average common shares outstanding	8,247	—					—		8,247
Diluted weighted average common shares outstanding	8,247	—					—		8,247

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(1)	Purchase Price

The estimated purchase price and the allocation of the estimated purchase price discussed below are preliminary, and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon an independent appraisal of the fair value of related long-lived tangible and intangible assets and the determination of the fair value of certain other acquired assets and assumed liabilities. The following is a preliminary estimate of the purchase price of Kelron:

Description	$CAD	$USD(a)
Escrow payment holdback (b)	$1,000	$998
Cash payment to Sellers	700	698

Fair value of cash consideration	$1,700	$1,696

Note Payable issued to seller (c)	466	465
Note Payable issued to seller (c)	466	465

Fair value of non cash consideration	$932	$930

Fair value of total consideration	$2,632	$2,626

(a)	As payment was made in $CAD, the following balances have been adjusted based on the transaction day spot rate of 1.00 $USD: 1.00229 $CAD
(b)	XPO Logistics deposited approximately $998 with an attorney to an escrow account to be later used in satisfying payment to the seller. The amount held in this account will be used to satisfy general representations and warranties of the transaction.
(c)	XPO Logistics issued two notes payable to the former owners of Kelron. Each note has a face value of $500 and requires quarterly principle payments. The notes were issued at a zero interest rate and have a three year life.

The following table summarizes the purchase price allocation adjustments of the assets acquired and liabilities assumed as if the acquisition date was June 30, 2012. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of our tangible and identifiable intangible assets acquired and liabilities assumed. An independent third-party appraiser assisted in performing a preliminary valuation of these assets and upon a final valuation the purchase price allocation will be adjusted. Such final adjustments, including increases to depreciation and amortization resulting from the allocation of purchase price to amortizable tangible and intangible assets, may be material. Adjustments to the fair value of identifiable tangible and intangible assets acquired and liabilities assumed will impact the value of goodwill recognized in the transaction, and the adjustment to goodwill may be material. For illustrative purposes the preliminary allocation of the purchase price to the fair value of Kelron’s assets acquired and liabilities assumed assuming the acquisition date was June 30, 2012 is presented as follows.

Description	$USD
Estimated carrying value of Kelron net assets (a)	$(1,594)
Less: Assets not acquired in transaction	(2,967)
Less: Liabilities not assumed in transaction	3,320

Total carrying value of Kelron assets acquired	$(1,241)

Fair value of Trademarks / Trade Names	$249
Fair value of Technology	75
Fair value of Non Compete Agreement	374
Fair value of Customer Relationships	1,197
Transaction related goodwill adjustment	2,465
Net deferred tax liability on fair value adjustments	(493)

$2,626

(a)	Management believes the historical carrying amounts approximate fair value

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(2)	Description of Pro Forma Adjustments, as presented on the June 30, 2012 Balance Sheet

a.	Represents certain adjustments to convert Kelron financial statements to US GAAP.

(1)	Represents the balance sheet impact from a Canadian GAAP to US GAAP measurement difference in which US GAAP requires measurement of an uncertain tax position as the largest amount that is greater than 50% likely of being realized upon settlement, and Canadian GAAP requires measurement of the best estimate of the amount that is more likely than not to be realized.

b.	Represents purchase price adjustments for the acquisition of Kelron as follows:

(2)	Represents an adjustment for the cash portion of the transaction price of $1,696.

(3)	In connection with the Transactions, all bank indebtedness of Kelron of $2,985 was immediately repaid.

(4)	Eliminates goodwill recorded in the historical financial statements of Kelron and records the preliminary fair value of goodwill resulting from the pro forma allocation of the purchase price as if the acquisition had occurred using pro forma balances. Goodwill resulting from the acquisition is not amortized, and will be assessed for impairment at least annually in accordance with applicable accounting guidance on goodwill.

(5)	Represents the preliminary allocation of purchase price to identifiable intangible assets, as follows:

Trademarks / Trade Names	$249
Technology	75
Covenant not to Compete	374
Customer Relationships	1,197

$1,895

(6)	Represents adjustments to the combined company for assets and liabilities of Kelron not acquired by XPO Logistics, including, assets of $2,967 (including, $275 of receivables of related parties and a $2,692 life insurance investment) and $3,320 of payables of related parties.

(7)	Records $930 for the issuance of two note payables to the former owners of Kelron, as discussed in Note 1, Purchase Price.

(8)	Records $493 of net deferred tax liability related to the step up in the fair values of assets acquired (including identifiable intangible assets) and liabilities assumed using the Canadian statutory income tax rate, adjusted for an Ontario Provisional rate, of 26.0%.

(9)	Reflects adjustments to eliminate Kelron’s historical shareholders’ equity.

Notes to Unaudited Pro Forma Condensed Combined Financial Data

(Dollar Amounts are Presented in Thousands)

(3)	Description of Pro Forma Adjustments, as presented on the June 30, 2012 and December 31, 2011 Statements of Operations

a.	Represents certain adjustments to convert Kelron financial statements to US GAAP.

(1)	Represents the income statement impact from a Canadian GAAP to US GAAP measurement difference in which US GAAP requires measurement of an uncertain tax position as the largest amount that is greater than 50% likely of being realized upon settlement, and Canadian GAAP requires measurement of the best estimate of the amount that is more likely than not to be realized.

b.	Represents purchase price adjustments for the acquisition of Kelron as follows:

(2)	To record pro forma amortization expense of $106 and $210 for the June 30, 2012 and December 31, 2011 unaudited pro forma condensed combined statements of operations, respectively, on the portion of the purchase price allocated to intangible assets. Kelron had no historic amortization of intangible assets for the six and twelve month periods, respectively. Pro forma amortization is calculated as follows:

	Preliminary Fair Value ($USD)	Estimated Useful Life (years)	Estimated Amortization(a)
			For the 6 months ended June 30, 2012		For the 12 months ended December 31, 2011
Trademarks / Trade Names(b)	$249	0.50	$	N/A	$	N/A
Technology	75	5.00		8		15
Covenant not to Compete	374	5.00		38		75
Customer Relationships	1,197	10.00		60		120

	$1,895			$106		$210

(a)	Amortization expense has been calculated using the straight-line method over the estimated useful life.
(b)	As the amortization associated with this amount is non-recurring in nature (over a single period) no pro forma adjustments will be recognized.

(3)	Represents the removal of interest related to extinguished debt of Kelron of $125, and $234 for the June 30, 2012 and December 31, 2011unaudited pro forma condensed combined statements of operations, respectively, and interest expense on the notes payable issued to the sellers for $11, and $23 for the June 30, 2012 and December 31, 2011 2011unaudited pro forma condensed combined statements of operations, respectively.

(4)	Represents the income tax effect of the pro forma adjustments calculated using the Canadian statutory income tax rate, adjusted for an Ontario Provisional rate, of 26.0%.